================================================================================


                                EPIC RESORTS, LLC
                               EPIC CAPITAL CORP.

                                   as Issuers,

                    The Subsidiary Guarantors Named Herein or
               which become a party pursuant to Article 10 hereof

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                   as Trustee



                                  $130,000,000
             13% Senior Secured Redeemable Notes Due 2005, Series A 13% Senior Secured Redeemable Notes Due 2005, Series B



                          FIRST SUPPLEMENTAL INDENTURE



                           Dated as of January 7, 1999


================================================================================

                  THIS FIRST SUPPLEMENTAL INDENTURE (the "FIRST SUPPLEMENTAL INDENTURE"), dated as of January 7, 1999, between EPIC RESORTS, LLC, a Delaware limited liability company ("EPIC"), EPIC CAPITAL CORP., a Delaware corporation ("CAPITAL CORP.", and together with Epic, the "ISSUERS"), the Subsidiary Guarantors named on the Signature Page hereto (the "SUBSIDIARY GUARANTORS"), Epic Resorts - Vacation Showplace, a Delaware limited liability company ("SHOWPLACE"), Epic Resorts Management, LLC, a Delaware limited liability company ("MANAGEMENT"), Epic Marketing, LLC, a Delaware limited liability company ("MARKETING") and UNITED STATES TRUST COMPANY OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York, in its capacity as trustee (the "TRUSTEE").

                                    RECITALS:

         A. The Issuers, the Subsidiary Guarantors and Trustee entered into that certain Indenture, dated as of July 8, 1998 (the "INDENTURE").

         B. On September 3, 1998, Epic formed two new subsidiaries, Showplace and Management, and on October 5, 1998, Epic formed another new subsidiary, Marketing. Each subsidiary was formed as a limited liability company under the laws of the State of Delaware. Showplace, Management and Marketing are sometimes collectively referred to herein as the "New Subsidiary Guarantors."

         C. The amendments to the Indenture as hereinafter set forth are permitted under Section 9.01(a)(iv) of the Indenture without the consent of any Securityholder. The Issuers have delivered, or caused to be delivered to the Trustee, an opinion of counsel to that effect.

         D. This First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuers, the Subsidiary Guarantors and each New Subsidiary Guarantor.

         E. The Issuers have delivered, or caused to be delivered to the Trustee, an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent and covenants, if any, provided for in the Indenture relating to this First Supplemental Indenture have been satisfied.

                                   AGREEMENT:

         The Issuers, the Subsidiary Guarantors, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein have the meanings given them in the Indenture.

         SECTION 2.  ADDITIONAL SUBSIDIARY GUARANTORS.

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         2.1.  RESTRICTED SUBSIDIARIES. None of the New Subsidiary Guarantors
has been designated as an Unrestricted Subsidiary pursuant to Section 4.19 of the Indenture, and therefore each New Subsidiary Guarantor constitutes a Restricted Subsidiary as defined in Section 1.01 of the Indenture.

         2.2.  DELIVERY OF ADDITIONAL SUBSIDIARY GUARANTEES. Pursuant to Section
4.20 of the Indenture, the Issuers have, through the execution of this First Supplemental Indenture in accordance with Sections 10.02 and 10.07 of the Indenture, caused each of the New Subsidiary Guarantors to execute and deliver a Subsidiary Guarantee of the Securities, and each of the New Subsidiary Guarantors hereafter constitutes, subject to and in accordance with the terms of the Indenture, and for all purposes of the Indenture shall be a Subsidiary Guarantor under the Indenture.

         2.3 ASSUMPTION OF OBLIGATIONS OF INDENTURE. By executing this First Supplemental Indenture, each of the New Subsidiary Guarantors agree to be bound by all of the terms, conditions and obligations of the Indenture applicable to the Subsidiary Guarantors, specifically including Section 10.01 of Article 10 thereof.

         SECTION 3.  MISCELLANEOUS.

         3.1. EFFECT AND OPERATION OF FIRST SUPPLEMENTAL INDENTURE. This First Supplemental Indenture shall be effective upon the execution and delivery hereof by the Issuers, the Subsidiary Guarantors, the New Subsidiary Guarantors and the Trustee. The Indenture shall be supplemented and amended in accordance therewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Except as supplemented hereby, all provisions of the Indenture shall remain in full force and effect.

         3.2. INDENTURE AND FIRST SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall from the date hereof be read and construed together.

         3.3. CONFIRMATION AND PRESERVATION OF THE INDENTURE. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects confirmed and preserved.

         3.4. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "ACT"), that is required under such Act to be part of and govern any provision of this First Supplemental Indenture, the provisions of such Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Act that may be so modified or excluded, the provisions of the Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

         3.5. SEPARABILITY. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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

         3.6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         3.7. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing in the Indenture, this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Securityholders, any benefit of any legal or equitable right, remedy or claim under the Indenture as supplemented and amended hereby or the Securities.

         3.8. SUCCESSORS AND ASSIGNS. All covenants and agreements in this First Supplemental Indenture by the Issuers, the Subsidiary Guarantors and the New Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

         3.9. NEW YORK LAW TO GOVERN. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         3.10. COUNTERPARTS. This First Supplemental Indenture may be executed in counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

         3.11 THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers, the Subsidiary Guarantors and the New Subsidiary Guarantors.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date and the year first above written.

                                       EPIC RESORTS, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       EPIC CAPITAL CORP.


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President

                                       EPIC RESORTS  - VACATION SHOWPLACE, LLC


                                        By:  /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       EPIC RESORTS MANAGEMENT, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       EPIC MARKETING, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       EPIC TRAVEL, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       EPIC RESORTS - PALM SPRINGS MARQUIS
                                       VILLAS, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       EPIC RESORTS - SCOTTSDALE LINKS
                                       RESORT, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President

                                       EPIC RESORTS - HILTON HEAD RESORT, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       EPIC RESORTS - WESTPARK RESORT, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       DAYTONA BEACH REGENCY, LTD., by Resort
                                         Management, LLC, its general partner


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title: President


                                       LONDON BRIDGE RESORT, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       EPIC WARRANT CO.


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President


                                       RESORT MANAGEMENT, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President

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                                       RESORT INVESTMENT, LLC


                                       By:   /s/ T. F. Flatley
                                          --------------------------------
                                            Title:  President

                                       UNITED STATES TRUST COMPANY OF
                                       NEW YORK, as Trustee


                                       By:   /s/ Patricia Stermer
                                          --------------------------------
                                            Title:  Assistant Vice President


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